                               REVISED SCHEDULE A
                              DATED OCTOBER 1, 1999
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                                STI CLASSIC FUNDS
                                       AND
                            TRUSCO CAPITAL MANAGEMENT


Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:


            PORTFOLIO                                              FEE
            Prime Quality Money Market Fund                        .65%

            U.S. Government Securities
            Money Market Fund                                      .65%

            Tax-Exempt
            Money Market Fund                                      .55%

            Short-Term Bond Fund                                   .65%

            Short-Term U.S. Treasury Securities Fund               .65%

            Sunbelt Equity Fund                                   1.15%

            U.S. Government Securities Fund                        .74%

            International Equity Index Fund                        .90%

            Classic Institutional Cash Management
            Money Market Fund                                      .20%

            Classic Institutional U.S. Treasury Securities
            Money Market Fund                                      .20%


                                       1

            Small Cap Growth Stock Fund                           1.15%

            Tax Sensitive Growth Stock Fund                       1.15%

            Maryland Municipal Bond Fund                           .65%

            Virginia Intermediate Municipal Bond Fund              .65%

            Virginia Municipal Bond Fund                           .65%

            Tax-Free Money Market Fund                             .40%

            U.S. Treasury Money Market Fund                        .65%

            Growth and Income Fund                                 .90%

            Life Vision Maximum Growth Portfolio                   .25%

            Life Vision Growth and Income Portfolio                .25%

            Life Vision Balanced Portfolio                         .25%

            Classic Institutional U.S. Government Securities
            Money Market Fund                                      .20%

            Core Equity Fund                                      1.10%

            E-Commerce Opportunity Fund                           1.10%


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